                                  EXHIBIT 5.1


                      Fishman, Merrick, Miller, Genelly,
                       Springer, Klimek & Anderson, P.C.
                            30 North LaSalle Street
                                  Suite 3500
                            Chicago, Illinois 60602


                               November 24, 1997


Terrace Holdings, Inc.
4100 North Hills Drive
Hollywood, Florida 33021

Re:  Terrace Holdings, Inc. -- GFC Communications Corp.
     Engagement Letter and Fee Arrangement for
     Financial Communications Services

     Form S-8 Under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     We have acted as counsel for Terrace Holdings, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act") of up to 275,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock") issuable under the engagement letter and fee arrangement for financial communications services dated September 29, 1997 between the Company and GFC Communications Corp. of West Palm Beach, Florida (the "Arrangement") and subject to the terms as provided therein, under a registration statement on Form S-8 (the "Registration Statement") about to be filed with the Securities and Exchange Commission.

     We have originals, all copies, certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

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Terrace Holdings, Inc.
November 24, 1997
Page Two



     Based upon the foregoing, and having regard for the legal considerations we deem relevant, we are of the opinion that, when such shares of Common Stock have been registered under the Act and when the Company has received consideration to be received for such shares in accordance with the provisions of the Arrangement and said shares of Common Stock have been issued by the Company as provided under the Arrangement, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We hereby consent to the inclusion of this opinion in the Registration Statement.

                         Very truly yours,

                    /s/  Fishman, Merrick, Miller, Genelly,
                         Springer, Klimek & Anderson, P.C.


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